UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2018

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

(207) 629-1200

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2018, Avangrid Management Company, LLC (“AMC”), a wholly-owned subsidiary of Avangrid, Inc. (“Avangrid”), entered into an employment agreement (the “Employment Agreement”) with Douglas K. Stuver, effective as of July 8, 2018, pursuant to which Mr. Stuver will serve as Senior Vice President – Chief Financial Officer of Avangrid.

The Employment Agreement provides for an initial base salary of $325,461, subject to annual review and adjustment, and Mr. Stuver’s continued participation in Avangrid’s Executive Variable Pay Plan (the “EVP Plan”). Under the EVP Plan, Mr. Stuver is eligible to receive an annual maximum incentive opportunity equal to 80% of his annual base salary. In connection with Mr. Stuver’s appointment as Senior Vice President – Chief Financial Officer of Avangrid, he received a grant of 4,060 performance stock units under the Amended and Restated Avangrid, Inc. Omnibus Incentive Plan, which vest in 2019 to the extent that Avangrid has met the relevant performance goals related to Avangrid’s net income, operational efficiency, and share price performance and will then be paid out in Avangrid’s common shares over an additional three year period.

Mr. Stuver is also eligible to participate in Avangrid’s 401(k) plan, health and welfare plans, and other benefits on the same terms as all other Avangrid employees; provided, that in the event that Mr. Stuver becomes eligible to receive benefits under AMC’s long term disability plan (the “LTD Plan”), AMC shall supplement such benefits so that Mr. Stuver receives aggregate benefits under the LTD Plan and all other disability income sources of not less than 85% of Mr. Stuver’s base salary at the time such disability commenced.

In the event that Mr. Stuver’s employment is terminated by AMC without cause or he resigns for good reason, each as defined in the Employment Agreement, Mr. Stuver will be entitled to payment of an amount equal to his then current annual base salary and the annual incentive award paid to Mr. Stuver with respect to the year immediately preceding the year in which such termination or resignation occurred. The agreement also includes customary confidentiality, non-competition, and non-solicitation provisions.

The foregoing description is only a summary of the material provisions of the Employment Agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, effective as of July 8, 2018, between Douglas K. Stuver and Avangrid Management Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott Mahoney
Title:	Senior Vice President – General Counsel and Secretary

Dated: July 20, 2018

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